UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

VPR BRANDS, LP

(Exact name of registrant as specified in its charter)

Delaware	000-54435	45-1740641
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1141 Sawgrass Corporate Parkway

Sunrise, FL 33323

(Address of principal executive offices)

(954) 715-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 28, 2026 (the “Effective Date”), Soleil Capital Management, LLC (the “General Partner”), the general partner of VPR Brands, LP (the “Company”), approved an increase in the base salaries of Kevin Frija, the Company’s Chief Executive Officer, President, principal financial officer, principal accounting officer, and a significant unitholder of the Company, and Daniel Hoff, the Company’s Chief Operating Officer, such that each of Mr. Frija and Mr. Hoff will receive total cash compensation, representing base salary and, with respect to Mr. Hoff, sales commissions earned prior to the Effective Date (and not including any discretionary bonuses or other incentive compensation that the General Partner may award to an executive officer, from time to time), of $360,000 for the fiscal year ending December 31, 2026, in order to ensure retention, competitive alignment, and fair compensation for ongoing services, as follows:

Executive Officer	Prior Base Salary	New Base Salary (1)
Kevin Frija	$209,118	$360,000

Daniel Hoff	$143,000, plus sales commissions (2)	$360,000

(1)	The General Partner intends that each of Mr. Frija and Mr. Hoff will receive total cash compensation, representing base salary and, with respect to Mr. Hoff, sales commissions earned prior to the Effective Date, of $360,000 from the Company for the fiscal year ending December 31, 2026. For the avoidance of doubt, these amounts do not include any discretionary bonuses or other incentive compensation that the General Partner may award to an executive officer, from time to time, in addition to base salary.
(2)	Prior to the Effective Date, Mr. Hoff was entitled to receive certain sales commissions in addition to his base salary. After giving effect to the base salary increase referenced herein, Mr. Hoff will be entitled to a base salary of $360,000 and no sales commissions. All prior 2026 base salary and commission payments received by Mr. Hoff will be counted toward the new base salary of $360,000 (and not in addition thereto), such that Mr. Hoff’s total cash compensation payments from the Company for 2026, inclusive of (i) base salary payments prior to and after the Effective Date, and (ii) sales commissions earned prior to the Effective Date (but not including any discretionary bonus or other incentive compensation that the General Partner may award from time to time), are intended to be $360,000.

The Company is managed by the General Partner. The General Partner does not have an operating agreement. Pursuant to Delaware law, in the absence of an operating agreement, the General Partner is managed by its members. Mr. Frija is the sole member of the General Partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VPR BRANDS, LP

	By:	SOLEIL CAPITAL MANAGEMENT, LLC, its General Partner

Dated: November 6, 2026	By:	/s/ Kevin Frija
	Name:	Kevin Frija
	Title:	Sole Member, Soleil Capital Management, LLC Chief Executive Officer, VPR Brands, LP

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